Exhibit 99.1

United States 12 Month Natural Gas Fund, LP
Monthly Account Statement
For the Month Ended December 31, 2016

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$396,803
Unrealized Gain (Loss) on Market Value of Futures	1,062,337
Dividend Income	1,554
Interest Income	3,337
ETF Transaction Fees	350
Total Income (Loss)	$1,464,381

Expenses
General Partner Management Fees	$10,087
Professional Fees	7,561
Brokerage Commissions	289
Non-interested Directors' Fees and Expenses	88
Prepaid Insurance Expense	57
NYMEX License Fee	202
Total Expenses	18,284
Expense Waiver	(6,181)
Net Expenses	$12,103
Net Income (Loss)	$1,452,278

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 12/1/16	$15,538,930
Withdrawals (50,000 Shares)	(545,530)
Net Income (Loss)	1,452,278

Net Asset Value End of Month	$16,445,678
Net Asset Value Per Share (1,400,000 Shares)	$11.75

To the Limited Partners of United States 12 Month Natural Gas Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended December 31, 2016 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Natural Gas Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612